Exhibit 99.B(d)(56)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Jackson Square Partners, LLC

As of May 1, 2014, as amended [December 6, 2016]

SEI INSTITUTIONAL INVESTMENTS TRUST

Large Cap Fund

[World Select Equity Fund]

Agreed and Accepted:

SEI Investments Management Corporation	Jackson Square Partners, LLC

By:	By:

/s/ William T. Lawrence	/s/ Van Tran

Name:	Name:

William T. Lawrence	Van Tran

Title:	Title:

Vice President	CFO

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
Jackson Square Partners, LLC

As of May 1, 2014, as amended [December 6, 2016]

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Fund	[REDACTED]

[World Select Equity Fund]	[REDACTED]

Agreed and Accepted:

SEI Investments Management Corporation	Jackson Square Partners, LLC

By:	By:

/s/ William T. Lawrence	/s/ Van Tran

Name:	Name:

William T. Lawrence	Van Tran

Title:	Title:

Vice President	CFO